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                                                                   EXHIBIT 12.03

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)


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                                                                                                  FOR THE THREE
                                                                            FOR THE YEAR ENDED    QUARTERS ENDED
                                                                            DECEMBER 31, 1992   SEPTEMBER 30, 1993
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
Pro forma earnings available for fixed charges:
  Earnings (loss) before income taxes and extraordinary item..............      $    1,668          $    3,006
  Interest and amortization of debt discount and expense..................          28,552              21,663
  Portion (one-third) of rental charges...................................             856                 628
                                                                                  --------            --------
    Earnings available for fixed charges..................................      $   31,076          $   25,297
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Pro forma fixed charges:
  Interest and amortization of debt discount and expense..................      $   28,552          $   21,663
  Portion (one-third) of rental charges...................................             856                 628
                                                                                  --------            --------
    Total fixed charges...................................................      $   29,408          $   22,291
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Pro forma ratio of earnings to fixed charges..............................             1.06               1.13
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